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Exhibit 5.1

February 04, 2004

Arena Pharmaceuticals, Inc.
6166 Nancy Ridge Drive
San Diego, California 92121

Dear Sirs:

        We have acted as your special counsel in connection with the filing of the registration statement on Form S-3 to be filed by you with the Securities and Exchange Commission on or about February 5, 2004 (the "Registration Statement") in connection with the registration under the Securities Act of 1933 of shares of your common stock, par value $0.0001 per share (the "Shares"), to be offered and sold from time to time by the selling stockholders identified in the Registration Statement.

        Based on these examinations, it is our opinion that upon the completion of the proceedings being taken and upon issuance of the Shares pursuant to the terms of the Securities Purchase Agreement dated as of December 24, 2003, the Shares when offered and sold in the manner referred to in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

        The foregoing opinion is limited to matters involving the Federal laws of the United States of America and the General Corporation Law of the State of Delaware (including any statutory provisions and all applicable provisions of the Delaware Constitution and any reported judicial decisions interpreting these laws), and we do not express any opinion as to the laws of any other jurisdiction.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the name of our firm therein, without thereby admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder for the purposes of any part of the Registration Statement and any Registration Statement filed under Rule 462(b) of the Securities Act.

Very truly yours,
/s/ MILBANK, TWEED, HADLEY & MCCLOY LLP Milbank, Tweed, Hadley & McCloy LLP

RSR/MLW

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  Exhibit 5.1